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                                   EXHIBIT 21
                                SUBSIDIARIES OF
                         AIRTOUCH COMMUNICATIONS, INC.

AirTouch International (California)
                   AirTouch Thailand Ltd. (Thailand)
                   AirTouch Taiwan, Inc. (Delaware)
                   AirTouch Belgium, S.A. (Belgium)
                   AirTouch Cayman Holdings Unlimited
                         (Cayman Islands, British West Indies)
                   AirTouch Espana, S.A. (Spain)
                   AirTouch (Europe) B.V. (Netherlands)
                         Pronto Italia S.p.A.(Italy)
                         AirTouch (Europe) Deinstleistungs-und Beteiligungs-B.V.
                                 & Co. KG (Germany)
                   AirTouch International (Mauritius) Limited (Port Louis,
                         Mauritius)
                   AirTouch Japan Company Limited (Japan)
                   AirTouch Netherlands B.V. (Netherlands)
                         AirTouch Associates B.V. (Netherlands)
                         AirTouch do Brasil Ltda. (Brazil)
                   AirTouch Netherlands II B.V. (Netherlands)
                   ATI of Canada, Inc. (Canada)
                   India Wireless Holdings Limited (India)
                   Europolitan Holdings, AB (Sweden)
                       A.B. Europolitan (Sweden)
                       Europolitan Stores A.B. (Sweden)
                   Telecel - Comunicacoes Pessoais, SA (Portugal)
                   Zahan Communications (Mauritius) Limited (Mauritius)
AirTouch Communications - Washington, Inc. (Delaware)
AirTouch Communications Deutschland GmbH (Germany)
AirTouch Satellite Services, Inc. (Delaware)
    ATSS Canada, Inc. (Delaware)
    ATSS Mexico, Inc. (Delaware)
    ATSS/Loral Mexico L.P. (Delaware)
AirTouch Satellite Services US, Inc. (Delaware)
AirTouch Technical Services (California)
AirTouch Services (California)
AirTouch PCS, Inc. (Delaware)
AirTouch PCS Holding, Inc. (Delaware)
    PCS Nucleus, L.P. (Delaware)
    PrimeCo Personal Communications, LP
AirTouch WMC, Inc. (Delaware)
WMC Partners, L.P. (Delware)
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AirTouch Cellular, Inc. (Delaware)
New Par (Delaware)
    Muskegon Cellular Partnership
Cellular Communications of Cincinnati, Inc.
Cellular Communications of Cleveland, Inc.

AirTouch Cellular (California)
    AirTouch Group, LLC
    AirTouch CMT Holding I, Inc.
    AirTouch CMT Holding III, LLC
      CMT Partners (Delaware)
      McCaw Communications of St. Jopseph, Inc.
      St. Joseph Cellular Telephone Company
      Bay Area Cellular Telephone Company
      Cagal Cellular Communications, Corp.
      Napa Cellular Telephone Company
      Salinas Cellular Telephone Company
      D/FW Signal Ltd.
      Metroplex Telephone Company
    AirTouch Cellular of California, Inc. (Delware)
    Los Angeles SMSA Limited Partnership (California)
    Mineral RSA Limited Partnership (California)
    Nevada RSA No. 2 Limited Partnership (California)
    Oxnard-Ventura-Simi Limited Partnership (California)
    Celeritas Technologies Ltd.

AirTouch Cellular of Nevada (Nevada)
    AirTouch Cellular of Georgia (Nevada)
      Athens Cellular, Inc. (Delaware)
    AirTouch Cellular of Kansas (Nevada)
      Topeka Cellular Telephone Company, Inc. (Delaware)
    AirTouch Cellular of Michigan (Nevada)
    AirTouch Cellular of Texas (Nevada)

AirTouch Paging (Nevada)
    AirTouch Paging of Kentucky, Inc. (Kentucky)
    AirTouch Paging of Virginia, Inc. (Virginia)
    AirTouch of Minnesota, Inc.
      Duluth MSA Limited Partnership
    AirTouch North Dakota, Inc.
      North Dakota RSA #3 Limited Partnership
    AirTouch Nebraska, Inc.
      Omahan Cellular Telephone Company
    AirTouch Utah, Inc.




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    Wasateh Utah RSA - No. 2 Limited Partnership
    Great Salt Lake Flats Partnership
AirTouch Iowa, Inc.
    Des Moines MSA General Partnership
AirTouch Iowa RSA 1, Inc.
    RSA 1 Limited Partnership
AT Investco, LLC
AT Arizona I, Inc.
    La Paz Cellular of Arizona Limited Partnership
AT Arizona II, Inc.
    Yuma Arizona RSA Limited Partnership
AT Colorado, Inc.
    Western Colorado Cellular of Colorado Limited Partnership
AT Washington, Inc.
I-5 Cellular, Inc.
    I-5 WN Mobilnet Limited Partnership
AT Delaware, I, Inc.
AT Delaware, II, Inc.
    Idaho RSA No. 1 Limited Partnership
AT Delaware, III, Inc.
Pacific Cellular, Inc.
    Spokane MSA Limited Partnership
Ardael, Inc.
    Seattle SMSA Limited Partnership
Pacific Telecom Cellular of Colorado, Inc.
Centennial Cellular Telephone Company of Coconino
Universal Cellular for Arizona RSA #2, Inc.
    Coconino, Arizona RSA Limited Partnership
AirTouch Materials, Inc.
AirTouch Iowa RSA 2, Inc.
    Iowa RSA No. 2 Limited Partnership
AirTouch Iowa RSA 7, Inc.
    RSA 7 Limited Partnership
AirTouch RSA 10, Inc.
    Iowa RSA 10 General Partnership
AirTouch Idaho, Inc.
    Idaho RSA No. 2 Limited Partnership
    Idaho RSA 3 Limited Partnership
Boise City MSA Limited Partnership
Grays Harbor-Mason Cellular Partnership
Illinois SMSA Limited Partnership
    Illinois 6 and 7 Limited Partnership
    Illinois 4 Limited Partnership
    Illinois Valley Cellular RSA 2-III Limited Partnership
Mohave Cellular Limited Partnership